Exhibit No. 15

November 9, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington DC 20549

          RE:  Regis Corporation Registration Statements on Form S-3
                  (File No. 333-28511, No. 78793, and No. 333-49165),
                  and Form S-8 (File No. 33- 44867 and No. 33-89882)

Commissioners:

    We are aware that our report dated October 27, 1999, on our review of the interim consolidated financial information of Regis Corporation for the period ended September 30, 1999, and included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the above referenced registration statements.

Yours very truly,

PRICEWATERHOUSECOOPERS LLP